UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014 (September 30, 2014)

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2014, 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), certain of its U.S. subsidiaries (collectively, the “Subsidiary Guarantors”), the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, entered into a Credit Agreement (the “Credit Agreement”) providing for a term loan facility in favor of the Company, a revolving credit facility in favor of the Company and certain of the Subsidiary Guarantors, and the issuance of letters of credit for the account of the Company.

Loans were extended to the Company under the term loan facility in an original aggregate principal amount of $142.5 million on September 30, 2014. The Credit Agreement contains customary provisions for the optional and mandatory prepayment of loans under the term loan facility. Such loans, once prepaid, may not be reborrowed. The term loan facility will mature on September 30, 2019. The proceeds of the loans borrowed under the term loan facility were used to finance the Merger (as defined in Item 2.01 of this Current Report on Form 8-K below).

Commitments in respect of the revolving credit facility are in an original aggregate amount of $200 million and are subject to seasonal reduction to an aggregate amount of $100 million for the period from January 1 through August 1 for each fiscal year of the Company.  Amounts borrowed under the revolving credit facility may be prepaid and reborrowed. The revolving credit facility, and all commitments in respect thereof, will terminate, and any outstanding borrowing thereunder will mature, on September 30, 2019. The proceeds of borrowings under the revolving credit facility were used to pay fees and expenses related to the Merger, to pay off existing Indebtedness of Harry & David (as defined in Item 2.01 of this Current Report on Form 8-K below) and to refinance the Company’s Third Amended and Restated Credit Agreement, dated as of April 10, 2013, among the Company, certain of its U.S. subsidiaries party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. Proceeds of borrowings under the revolving credit facility made after the date hereof may be used for working capital and general corporate purposes of the Company and its subsidiaries, subject to certain restrictions.

The Credit Agreement is secured by substantially all of the assets of the Company and the Subsidiary Guarantors.

For each borrowing under the Credit Agreement, the Company may elect that such borrowing bear interest at an annual rate equal to either (1) a base rate plus an applicable margin varying based on the Company’s consolidated leverage ratio, where the base rate is the highest of (a) the prime rate, (b) the federal funds rate plus 0.5% and (c) a LIBOR rate plus 1% or (2) an adjusted LIBOR rate plus an applicable margin varying based on the Company’s consolidated leverage ratio.

The Credit Agreement requires that while any borrowings are outstanding the Company comply with certain financial covenants and affirmative covenants as well as certain negative covenants that, subject to certain exceptions, limit the Company’s ability to, among other things, incur additional indebtedness, make certain investments and make certain restricted payments. The Credit Agreement also contains customary representations and warranties and events of default, including payment defaults. If such an event of default occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and other actions permitted to be taken by a secured creditor.

In the ordinary course of their respective businesses, the lenders and their affiliates have engaged, and may in the future engage, in commercial banking and financing transactions with the Company and its affiliates.

The foregoing summary of certain terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by  reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2014, Golden Pear Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), completed its merger (the “Merger”) with and into Harry & David Holdings, Inc., a Delaware corporation (“Harry & David”), pursuant to the previously reported Transaction Agreement, dated as of August 30, 2014, by and between the Company, Merger Sub, and Harry & David (the “Transaction Agreement”). As a result of the consummation of the transactions contemplated by the Transaction Agreement, as of the Effective Time (as defined in the Transaction Agreement), the Merger Sub’s separate corporate existence ceased and Harry & David continued as the surviving corporation and a wholly-owned subsidiary of the Company. The aggregate consideration payable by the Company in exchange for all of the outstanding equity interests of Harry & David was $142.5 million in cash.

Additional information and details of the Transaction Agreement were previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 5, 2014 and any description of the Transaction Agreement is qualified in its entirety by reference to the complete copy of the Transaction Agreement which was included as Exhibit 2.1 in such Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On September 30, 2014, the Company issued a press release announcing that it had closed the Credit Agreement and the Merger.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 30, 2014.

Special Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,”  or similar words or phrases.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company’s ability to achieve the stated expectation of accretive top and bottom-line results related to the acquisition of Harry & David; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, and a list of definitions of non-GAAP terms, including EBITDA and Free Cash Flow, among others, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.  Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, Inc. By: /s/ William E. Shea William E. Shea Chief Financial Officer and Senior Vice-President

Date:  October 2, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 30, 2014.